Exhibit 4.2

SPIRIT AIRLINES, INC.

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Dated as of July 13, 2006

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of July 13, 2006, by and among (i) Spirit Airlines, Inc., a Delaware corporation (the “Company”), (ii) OCM Spirit Holdings, LLC, a Delaware limited liability company (“Holdings”), (iii) OCM Spirit Holdings II, LLC, a Delaware limited liability company (“Holdings II”), (iv) OCM Spirit Holdings III, LLC, a Delaware limited liability company (“Holdings III”), (v) OCM Spirit Holdings III-A, LLC, a Delaware limited liability company (“Holdings III-A”), (vi) OCM Principal Opportunities Fund II, L.P. (“POF II”), (vii) OCM Principal Opportunities Fund III, L.P. (“POF III”) (viii) POF Spirit Foreign Holdings, LLC (“Foreign Holdings”) (Holdings, Holdings II, Holdings III, Holdings III-A, POF II, POF III and Foreign Holdings are referred to herein, collectively, as “Oaktree” or the “Oaktree Investors”), (ix) Indigo Florida L.P., a Cayman Islands exempt limited partnership (“Indigo Florida”), and Indigo Miramar LLC, a Delaware limited liability company (“Indigo Miramar”) (collectively, “Indigo” or the “Indigo Investors”), (x) the individuals listed on the Schedule of Co-Investors attached hereto (each, a “Co-Investor” and, collectively, the “Co-Investors”), and (xi) each other Person listed from time to time on a “Schedule of New Securityholders” to be attached to this Agreement who at any time acquires securities of the Company from the Oaktree Investors, the Indigo Investors, the Co-Investors, or any of their Permitted Transferees, and agrees to become party to and bound by this Agreement by signing a Transfer Notice and Joinder Agreement (the “Joinder Agreement”), the form of which is attached to this Agreement as Exhibit A (each, a “New Securityholder” and, collectively, the “New Securityholders”). The Oaktree Investors, the Indigo Investors, the Co-Investors and the New Securityholders are referred to herein, collectively, as the “Investors” and, individually, as an “Investor.” Oaktree and the Co-Investors are referred to herein as the “Existing Investors.” Each capitalized term used but not otherwise defined herein is defined in Section 18 hereof.

WHEREAS, on February 20, 2004, the Company and its stockholders entered into an Investor Rights Agreement (the “Initial Investor Rights Agreement”) simultaneously with the consummation of the transactions contemplated by that certain Recapitalization Agreement (the “Recapitalization Agreement”) dated as of February 20, 2004, pursuant to which Holdings and Foreign Holdings acquired shares of the Company’s Preferred Stock and the Company was recapitalized in accordance with the terms thereof (the “Recapitalization”);

WHEREAS, in connection with a recapitalization of the Company in July 2005 (the “2005 Recapitalization”), the Company and its stockholders entered into an Amended and Restated Investor Rights Agreement, dated as of July 12, 2005 (the “Amended and Restated Investor Rights Agreement”) that amended and restated the Initial Investor Rights Agreement in its entirety;

WHEREAS, concurrently herewith, the Company and certain of the Investors are entering into a Second Amended and Restated Securities Purchase Agreement (as the same existed prior to the amendment and restatement thereof concurrently herewith and as may be amended and modified from time to time in accordance with its terms, the “Securities Purchase Agreement”), pursuant to which such Investors will agree to purchase from the Company, subject to the terms and conditions thereof, certain new Senior Secured Notes in the aggregate principal amount of up to $76,800,000 (together with Senior Secured Notes issued to certain parties thereto pursuant to the Securities Purchase Agreement prior to the date hereof, collectively, the “Notes”) and in connection therewith certain of such Investors shall purchase or receive shares of Common Stock of the Company;

WHEREAS, the Company will have filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) that, among other things, amends and sets forth the rights, preferences and limitations regarding the various classes of capital stock of the Company; and

WHEREAS, the Company and the Investors desire to enter into this Agreement for purposes, among others, of (i) establishing the composition of the Company’s board of directors (the “Board”), (ii) restricting the sale, assignment, transfer, encumbrance or other disposition of the Subject Securities, (iii) establishing certain registration rights for certain of the Investors, (iv) establishing certain management rights for the Indigo Investors and the Oaktree Investors, (v) providing for certain other rights and obligations relating to the Subject Securities, and (vi) to amend and restate the Amended and Restated Investor Rights Agreement in its entirety. In addition, the execution and delivery of this Agreement is a condition to the closing of the sale of the Notes and Common Stock under the Securities Purchase Agreement, occurring concurrently with the execution hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1. COVENANTS, REPRESENTATIONS AND WARRANTIES

Each Investor, severally and not jointly, covenants, represents and warrants that: (i) this Agreement has been duly authorized, executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable in accordance with its terms; (ii) following the consummation of the transactions occurring concurrently herewith as contemplated by the Securities Purchase Agreement, such Investor shall be the record and beneficial owner of the shares of Company capital stock and/or the Notes, set forth next to such Investor’s name on the “Capitalization Schedule” attached hereto, free and clear of all liens, charges and other encumbrances, and such description is a complete and accurate description of all capital stock of the Company and indebtedness for which such Investor is the record or beneficial owner; and (iii) other than as set forth in the Securities Purchase Agreement or herein, such Investor has not granted and is not a party to any proxy, voting trust or voting agreement or any agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Subject Securities shall grant any proxy or become party to any voting trust, voting agreement or any agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

SECTION 2. RESTRICTIONS ON TRANSFER OF SUBJECT SECURITIES

2A. Restrictions on Transfer. No Investor shall sell, transfer, assign, pledge or otherwise directly or indirectly dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a “Transfer”) any interest in any Stockholder Shares or Notes (collectively, “Subject Securities”), except (i) in the case of the Indigo Investors and the Oaktree Investors, pursuant to and in accordance with the provisions of Section 2B(i) or Section 2C, (ii) in the case of the Co-Investors, pursuant to and in accordance with the provisions of Section 2B(ii) or Section 2C, or (iii) pursuant to an Exempt Transfer (as defined in Section 2D); provided, however, notwithstanding the foregoing, other than pursuant to an Exempt Transfer, neither the Indigo Investors or the Oaktree Investors may Transfer any of their shares of Common Stock until after December 31, 2009, without the prior written consent of the Oaktree Investors or the Indigo Investors, respectively. In no event shall any holder of shares of Class A Common Stock Transfer any shares of Class A Common Stock if such Transfer would result in the Company losing its status as a COUS.

2B. Right of First Negotiation – Certain Transfers.

(i) In the event either an Oaktree Investor or an Indigo Investor desires to Transfer any Subject Securities (a “Transferring Holder”) (other than (a) any Transfer by an Oaktree Investor or an Indigo Investor pursuant to the exercise of such Investor’s rights under Section 2C or (b) any Exempt Transfer by an Oaktree Investor or an Indigo Investor under Section 2D), such Transferring Holder shall deliver a written notice (the “Transfer Notice”) to the Company and the Majority Indigo Holder(s) (in the case of a desired Transfer by an Oaktree Investor) or to the Company and the Majority Oaktree Holder(s) (in the case of a desired Transfer by an Indigo Investor (Indigo or Oaktree, as the case may be, each a “ROFO Offeree”)). For the avoidance of doubt, the right of first offer provided for hereby applies only to the type and class of security specified in the applicable Transfer Notice. The Transfer Notice shall disclose the proposed number, type and class of Subject Securities to be Transferred (all such Securities, the “Transfer Securities”). If, following the delivery of the Transfer Notice, a ROFO Offeree is interested in purchasing all of the Transfer Securities, such ROFO Offeree shall, within five (5) days thereafter, deliver a written notice to the Transferring Holder expressing such ROFO Offeree’s interest in entering into negotiations with the Transferring Holder with respect to the purchase of all of the Transfer Securities (the “Expression of Interest”). Thereafter, for a period of fifteen (15) days following the delivery of the Expression of Interest (the “Negotiation Period”), the Transferring Holder and such ROFO Offeree shall engage in good faith discussions with respect to the terms of a Transfer of the Transfer Securities, provided that the Transferring Holder shall have no obligation to sell the Transfer Securities to such ROFO Offeree and such ROFO Offeree shall have no obligation to purchase the Transfer Securities, until such time as definitive agreements are entered into by such parties. In the event that no agreement to Transfer the Transfer Securities to one or more ROFO Offeree(s) is reached within the Negotiation Period, then the Transferring Holder shall deliver a written notice to the Company that no agreement has been reached and, thereafter, the Company shall have five (5) days to deliver a written notice to the Transferring Holder expressing its interest in entering into negotiations with the Transferring Holder with respect to the proposed Transfer of the Transfer Securities (the “Company Expression of Interest”). Thereafter, for a period of fifteen (15) days following the delivery of the Company Expression of Interest (the “Company Negotiation Period”), the Transferring Holder and the Company shall engage in good faith discussions with respect to the terms of a purchase of all of the Transfer Securities, provided that the Transferring Holder shall have no obligation to sell the Transfer Securities to the Company and the Company shall have no obligation to purchase the Transfer Securities, until such time as definitive agreements are entered into by such parties. If, following good faith discussion, no agreement is reached between the Transferring Holder, on the one hand, and either the ROFO Offeree(s) or the Company, on the other hand, with respect to the Transfer of the Transfer Securities, the Transferring Holder may, during the ninety (90) day period immediately following the expiration of the Company Negotiation Period, Transfer the Transfer Securities to any other Person, provided, that in the event that a price to purchase all of the Transfer Securities is offered by a ROFO Offeree or the Company in the course of the Negotiation Period or Company Negotiation Period, as the case may be, in a binding written offer, which offer is capable of being accepted by the Transferring Holder and otherwise on customary terms and conditions for a transaction of this type, and such price is payable in full in cash at closing and the Transferring Holder elected not to accept such offer, the price at which the Transferring Holder may Transfer such Transferring Holder’s shares shall be no less than the price so offered. In the event the Transfer Securities are not transferred in such manner within such 90-day period, the Transfer Securities shall be subject to the provisions of this Section 2B(i) in connection with any subsequent Transfer or proposed Transfer by an Oaktree Investor or an Indigo Investor, as the case may be. Any ROFO Offeree who engages in good faith discussions with the Transferring Holder with respect to the Transfer of the Transfer Securities and ultimately purchases Transfer Securities from the Transferring Holder may designate, by written notice to the Company and the Majority Indigo Holder(s) or the Majority Oaktree Holder(s), as the case may be, at least fifteen (15) days prior to the consummation of such purchase, one or more other Persons to purchase all or any portion of the Transfer Securities that such ROFO Offeree has elected to purchase.

(ii) In the event a Co-Investor desires to Transfer any Subject Securities (a “Co-Investor Transferring Holder”) (other than (a) any Transfer by a Co-Investor pursuant to the exercise of such Co-Investor’s rights under Section 2C or (b) any Exempt Transfer by a Co-Investor under Section 2D), such Co-Investor Transferring Holder shall deliver a written notice (the “Co-Investor Transfer Notice”) to the Company, the Majority Indigo Holder(s) and the Majority Oaktree Holder(s) (each a “Co-Investor ROFO Offeree”)). For the avoidance of doubt, the right of first offer provided for hereby applies only to the type and class of security specified in the applicable Transfer Notice. The Transfer Notice shall disclose the proposed number, type and class of Subject Securities to be Transferred (all such Securities, the “Co-Investor Transfer Securities”). If, following the delivery of the Co-Investor Transfer Notice, a Co-Investor ROFO Offeree is interested in purchasing all of the Transfer Securities, such ROFO Offeree shall, within five (5) days thereafter, deliver a written notice to the Co-Investor Transferring Holder expressing such Co-Investor ROFO Offeree’s interest in entering into negotiations with the Co-Investor Transferring Holder with respect to the purchase of all of the Co-Investor Transfer Securities (the “Co-Investor Expression of Interest”). Thereafter, for a period of fifteen (15) days following the delivery of the Co-Investor Expression of Interest (the “Co-Investor Negotiation Period”), the Co-Investor Transferring Holder and such Co-Investor ROFO Offeree shall engage in good faith discussions with respect to the terms of a Transfer of the Co-Investor Transfer Securities, provided that the Co-Investor Transferring Holder shall have no obligation to sell the Co-Investor Transfer Securities to such Co-Investor ROFO Offeree and such Co-Investor ROFO Offeree shall have no obligation to purchase the Co-Investor Transfer Securities, until such time as definitive agreements are entered into by such parties. In the event more than one Co-Investor ROFO Offeree delivers an Expression of Interest, the Co-Investor Transfer Securities shall be allocated among such Co-Investor ROFO Offerees pro rata according to the number of applicable Subject Securities owned by each such Co-Investor ROFO Offeree and each Co-Investor ROFO Offeree shall have the right to engage in the good faith negotiations with respect to the terms of a purchase of all such Co-Investor Transfer Securities by such Co-Investor Transferring Holder. In the event that no agreement to Transfer the Co-Investor Transfer Securities to one or more Co-Investor ROFO Offeree(s) is reached within the Co-Investor Negotiation Period, then the Co-Investor Transferring Holder shall deliver a written notice to the Company that no agreement has been reached and, thereafter, the Company shall have five (5) days to deliver a written notice to the Co-Investor Transferring Holder expressing its interest in entering into negotiations with the Co-Investor Transferring Holder with respect to the proposed Transfer of the Co-Investor Transfer Securities (the “Co-Investor Company Expression of Interest”). Thereafter, for a period of fifteen (15) days following the delivery of the Co-Investor Company Expression of Interest (the “Co-Investor Company Negotiation Period”), the Co-Investor Transferring Holder and the Company shall engage in good faith discussions with respect to the terms of a purchase of all of the Co-Investor Transfer Securities, provided that the Co-Investor Transferring Holder shall have no obligation to sell the Co-Investor Transfer Securities to the Company and the Company shall have no obligation to purchase the Co-Investor Transfer Securities, until such time as definitive agreements are entered into by such parties. If, following good faith discussion, no agreement is reached between the Co-Investor Transferring Holder, on the one hand, and either the Co-Investor ROFO Offeree(s) or the Company, on the other hand, with respect to the Transfer of the Co-Investor Transfer Securities, the Co-Investor Transferring Holder may, during the ninety (90) day period immediately following the expiration of the Co-Investor Company Negotiation Period, Transfer the Co-Investor Transfer Securities to any other Person, provided, that in the event that a price to purchase all of the Co-Investor Transfer Securities is offered by a Co-Investor ROFO Offeree or the Company in the course of the Co-Investor Negotiation Period or Co-Investor Company Negotiation Period, as the case may be, in a binding written offer, which offer is capable of being accepted by the Co-Investor Transferring Holder and otherwise on customary terms and conditions for a transaction of this type, and such price is payable in full in cash at closing and the Co-Investor Transferring Holder elected not to accept such offer, the price at which the Co-Investor Transferring Holder may Transfer such Co-Investor Transferring Holder’s shares shall be no less than the price so offered. In the event the Co-Investor Transfer Securities are not transferred in such manner within such 90-day period, the Co-Investor Transfer Securities shall be subject to the provisions of this Section 2B(ii) in connection with any subsequent Transfer or proposed Transfer by a Co-Investor. Any Co-Investor ROFO Offeree who engages in good faith discussions with the Co-Investor Transferring Holder with respect to the Transfer of the Co-Investor Transfer Securities and ultimately purchases Co-Investor Transfer Securities from the Co-Investor Transferring Holder may designate, by written notice to the Company and the other Investors, at least fifteen (15) days prior to the consummation of such purchase, one or more other Persons to purchase all or any portion of the Co-Investor Transfer Securities that such Co-Investor ROFO Offeree has elected to purchase.

2C. Participation Rights on Investor Transfers.

(i) At least fifteen (15) days prior to any Transfer of any Subject Securities by either an Oaktree Investor or an Indigo Investor (other than (a) any Transfer by an Oaktree Investor or an Indigo Investor as a Participating Stockholder pursuant to this Section 2C or (b) any Exempt Transfer by an Oaktree Investor or an Indigo Investor under Section 2D), such Oaktree Investor or Indigo Investor, as the case may be, shall deliver a written notice (the “Tag-Along Sale Notice”)

to the Company and each other Investor, as applicable, disclosing in reasonable detail the proposed number, type and class of Subject Securities that such Oaktree Investor or Indigo Investor, as the case may be, proposes to Transfer (the “Tag-Along Securities”). Such entity delivering a Tag-Along Sale Notice is referred to herein as a “Proposed Seller” and the recipient of the Tag-Along Sale Notice, other than the Company, is referred to herein as a “Tagging Holder.” Subject to the terms of this Section 2C, in the event such Proposed Seller is obligated to deliver a Tag-Along Sale Notice, the Tagging Holder that holds the applicable class or type (regardless of tranche) of Subject Securities may elect to participate in such proposed Transfer by delivering, within ten (10) days after delivery of the Tag-Along Sale Notice, written notice to such Proposed Seller and the Company stating that such Tagging Holder has elected to participate in such Transfer, the number of securities held by such Tagging Holder of each class and type of Tag-Along Securities and the number of securities of each such class and type which such Tagging Holder proposes to sell in such Transfer (each such Tagging Holder who so elects to participate in such Transfer, a “Participating Holder”). If the other Tagging Holder elects to participate in such Transfer, such Proposed Seller and the Participating Holders shall each be entitled to sell in such Transfer, at the price per security and on the terms described in this Section 2C, a number of Subject Securities equal, in the case of Stockholder Shares, to the product of (1) the quotient of the number of Stockholder Shares constituting Tag-Along Securities divided by the total number of Stockholder Shares held by all Investors participating in such Transfer, multiplied by (2) the number of Stockholder Shares constituting Tag-Along Securities held by such Investor, and, in the case of Notes, to the product of (1) the quotient of the aggregate principal amount of the Notes constituting Tag-Along Securities divided by the total aggregate principal amount of the Notes held by all Investors participating in such Transfer, multiplied by (2) the aggregate principal amount of the Notes constituting Tag-Along Securities held by such Investor.

(ii) Such Proposed Seller will use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Holders in any contemplated Transfer, and shall not consummate any such Transfer unless each Participating Holder is permitted to sell the Subject Securities which such Participating Holder is entitled to sell hereunder (“Participating Securities”) in such Transfer in the amount and on the terms set forth in this Section 2C (provided that if the prospective transferee(s) declines to allow the participation of any Participating Holder, as an alternative, such Proposed Seller may consummate the proposed Transfer so long as contemporaneously therewith such Proposed Seller offers to purchase, and assuming the prompt acceptance of such offer and cooperation by such Participating Holder, such Proposed Seller purchases, the Participating Securities from such Participating Holder at the price and on the other economic terms on which such Participating Holder would otherwise have been entitled pursuant to this Section 2C to sell such Participating Securities in such Transfer). Each Participating Holder transferring Participating Securities pursuant to this Section 2C shall (x) pay the expenses incurred by such Participating Holder in connection with the Transfer as well as its Allocable Share (as defined below) of the expenses incurred by such Proposed Seller in connection with such Transfer, and (y) be obligated to join in any indemnification or other obligations that such Proposed Seller agrees to provide in connection with such Transfer (except that, while each Participating Holder shall be obligated to make representations and warranties as to such Investor’s title to and ownership of Subject Securities, authorization, execution and delivery of relevant documents by such Participating Holder, enforceability of relevant agreements against such Participating Holder and other matters relating to such Participating Holder, to enter into covenants in respect of the proposed Transfer of such Investor’s Participating Securities and to enter into indemnification obligations with respect to the foregoing, in each case to the extent that such Proposed Seller is similarly obligated in connection with its proposed Transfer of Subject Securities, no Participating Holder shall be obligated to enter into indemnification obligations with respect to any of the foregoing to the extent relating to any representation or warranty by any other Investor in respect of such other Investor or such other Investor’s Subject Securities). For purposes of the foregoing, a Participating Holder’s “Allocable Share” of expenses means that portion of such expenses which would be borne by such Participating Holder if the total amount of such expenses were allocated to such Proposed Seller and the Participating Holders in proportion to the gross proceeds received by such Participating Holder in respect of the Subject Securities included by such Participating Holder in such Transfer relative to the total gross proceeds received by the Proposed Seller and all Participating Holders in such Transfer.

2D. Permitted Transfers.

The restrictions set forth in this Section 2 shall not apply to any of the following Transfers of Subject Securities:

(i) subject to the paragraphs below, any Transfer of Subject Securities by an Investor who is not an individual to any Affiliate of such Investor;

(ii) in the case of Oaktree or Indigo or any other holder of Oaktree Securities or Indigo Securities, as the case may be, any Transfer which constitutes an in-kind distribution by such Person to its partners or members;

(iii) subject to the paragraphs below, in the case of an Investor who is an individual, (A) a Transfer of Subject Securities pursuant to the applicable laws of descent and distribution or (B) among such Investor’s Family Group;

(iv) subject to the paragraphs below, in the case of a Co-Investor who is a limited liability company, among the Family Group of the members of such Co-Investor;

(v) subject to the paragraphs below, any Transfer of Subject Securities held as of the date of this Agreement by a Co-Investor to any Oaktree Investor(s);

(vi) any Transfer pursuant to an Approved Sale;

(vii) any Public Sale;

(viii) any redemptions and other repurchases of Preferred Stock by the Company in accordance with the Certificate of Incorporation or Common Stock from an employee or director in connection with the termination of his or her employment or director status with the Company or any of its Subsidiaries;

(ix) subject to the paragraphs below and to the prior written consent of Company, in the case of any Investor which is not an individual, to a successor corporation or other successor entity as a result of a merger or consolidation with, or a sale of all or substantially all of the assets of, such Investor or, if a general or limited partnership or limited liability company, in connection with the liquidation and dissolution of such partnership or limited liability company; and

(x) subject to the paragraphs below, any Transfer of Subject Securities by a Co-Investor to any other Co-Investor.

A transferee of Subject Securities pursuant to a Transfer described in any of foregoing clauses (i), (ii), (iii), (vii) and (viii) may be referred to herein as a “Permitted Transferee.” Not less than ten (10) days prior to any Transfer of Subject Securities pursuant to the foregoing clauses (i), (ii), (iii)(B), (vii) and (viii), the proposed transferor and transferee will deliver a written notice to the Company, which notice will disclose in reasonable detail the nature of the proposed Transfer and the identity (including the identity of record and beneficial owners in the event the proposed transferee is an entity) of the proposed transferee. In addition, notwithstanding anything to the contrary herein, the restrictions contained in this Agreement shall continue to be applicable to the Subject Securities following any Transfer to a Permitted Transferee, and no Transfer to a Permitted Transferee may be consummated unless prior thereto the transferor thereof shall have complied with Section 7 below.

Notwithstanding the foregoing, no Investor shall avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee, and any Transfer or attempted Transfer in violation of this covenant shall be void and otherwise subject to Section 7 below. In addition, and notwithstanding the foregoing, no Investor shall Transfer their Subject Securities if the Company would be in violation of any law, rule or regulation applicable to it as a result of such Transfer, and any such Transfer or attempted Transfer in violation of this covenant shall be void and otherwise subject to Section 7 below.

Any Transfer permitted pursuant to this Section 2D is referred to herein as an “Exempt Transfer.”

2E. Termination of Restrictions. The restrictions set forth in this Section 2 shall continue with respect to any Subject Securities until the earlier of (i) the date on which such Subject Securities have been transferred in a Public Sale, and (ii) the consummation of an Approved Sale.

SECTION 3. SALE OF THE COMPANY

3A. Approved Sale. In the event of a proposed Approved Sale, each holder of Stockholder Shares will vote for, consent to, cooperate with and will not object or otherwise impede consummation of such Approved Sale. As used herein, “Approved Sale” shall mean (x) a Sale of the Company that has been approved by the Board, the Majority Indigo Holder(s) and the Majority Oaktree Holder(s) and (y) in the case of a Sale of the Company that would result in the payment in full in cash of the liquidation preference and all accrued and unpaid dividends on all outstanding shares of Class A Preferred Stock and Class B Preferred Stock, a Sale of the Company that has been approved by the Majority Indigo Holder(s). For purposes hereof “Dragging Holder(s)” shall mean the Majority Indigo Holder(s) and the Majority Oaktree

Holder(s) in the case of an Approved Sale described in clause (x) of the definition of Approved Sale and the Majority Indigo Holder(s) in the case of an Approved Sale described in clause (y) of the definition of Approved Sale.

3B. Required Actions. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares shall vote its Stockholder Shares to approve such merger or consolidation, whether by written consent or at a stockholders meeting (as requested by the Dragging Holder(s)), and waive all dissenter’s rights, appraisal rights and similar rights in connection with such merger or consolidation, (ii) a sale of stock, each holder of Stockholder Shares shall agree to sell, and shall sell, all of its Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions so approved, or (iii) a sale of assets, each holder of Stockholder Shares shall vote its Stockholder Shares to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting (as requested by the Dragging Holder(s)). In furtherance of the foregoing, (a) each holder of Stockholder Shares will take, with respect to such holder’s Stockholder Shares, all necessary or desirable actions reasonably requested by the Dragging Holder(s) in connection with the consummation of the Approved Sale of the Company and (b) each holder of Stockholder Shares will make the same representations, warranties, indemnities and agreements as each other holder (subject to Sections 3B(1) and (2) below), including without limitation, voting to approve such transaction and executing the applicable purchase agreement. In any Approved Sale, (1) each holder of Stockholder Shares shall be obligated to make representations and warranties as to such holder’s title to and ownership of Stockholder Shares, authorization, execution and delivery of relevant documents by such holder of Stockholder Shares, enforceability of relevant agreements against such holder of Stockholder Shares and other matters relating to such holder of Stockholder Shares, to enter into covenants in respect of a Transfer of such holder’s Stockholder Shares in connection with such Approved Sale and to enter into indemnification obligations with respect to the foregoing, in each case to the extent that each other holder of Stockholder Shares is similarly obligated; provided that no holder of Stockholder Shares shall be obligated to enter into indemnification obligations with respect to any representations, warranties or covenants in the nature of those described in this clause (1) to the extent relating to or in respect of any other holder of Stockholder Shares or any other holder’s Stockholder Shares, and (2) in no event shall any holder of Stockholder Shares be liable in respect of any indemnity obligations pursuant to any Approved Sale in an aggregate amount in excess of the total consideration payable to such holder of Stockholder Shares in such Approved Sale.

3C. Conditions to Stockholders’ Obligations. The obligations of the holders of Stockholder Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Stockholder Shares will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Stockholder Shares would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Stockholder Shares will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Stockholder Shares will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Stockholder Shares.

3D. Rule 506 Transaction. If the Company or the Dragging Holder(s) enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each holder of Stockholder Shares will, at the request of the Company or the Dragging Holder(s), appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company and the Dragging Holder(s). If any holder of Stockholder Shares appoints a purchaser representative designated by the Company or the Dragging Holder(s), the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

3E. Expenses of Approved Sale. Holders of Stockholder Shares will bear their pro rata share (based on total gross proceeds received by all holders of Stockholder Shares sold pursuant to the Approved Sale) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 3E, costs incurred in exercising reasonable efforts to take all necessary actions in connection with the consummation of an Approved Sale in accordance with Section 3A shall be deemed to be for the benefit of all holders of Stockholder Shares, except that costs incurred by any holder of Stockholder Shares in connection with the Transfer of its own shares or otherwise on its own behalf will not be considered costs of the transaction hereunder and will be the responsibility of such holder.

3F. Stock Powers. Prior to or concurrently with the execution of this Agreement (and promptly after the acquisition of any additional Stockholder Shares), each New Securityholder and Co-Investor shall deliver to the Company (i) all certificates evidencing any Stockholder Shares owned by such New Securityholder and Co-Investor and (ii) five stock transfer powers in the form of Exhibit B attached hereto (each, a “Stock Power” and, collectively, the “Stock Powers”) executed in blank with respect to all such Stockholder Shares. All certificates evidencing such Stockholder Shares will be held by the Company for the benefit of such New Securityholders and Co-Investors until consummation of an Approved Sale in accordance with the terms and conditions of this Section 3. In connection with any such Approved Sale, the Company is hereby authorized by each such New Securityholder and Co-Investor to assign, transfer and deliver all such Stockholder Shares to the appropriate acquiror thereof in accordance with the terms and conditions of this Section 3. In the event of a Transfer by any New Securityholder or Co-Investor pursuant to and in compliance with the provisions of this Agreement, the Company shall use its commercially reasonable efforts to cancel and reissue any certificates held by it in order to evidence such Transfer as soon as reasonably practicable.

3G. Termination. The rights and obligations under this Section 3 shall terminate, and the Company shall return all certificates and Stock Powers delivered to the Company pursuant to Section 3F to the record holder of such Stockholder Shares (to the extent not previously transferred in connection with an Approved Sale), upon the first to occur of (a) the consummation of a Qualified Public Offering or (b) the consummation of an Approved Sale.

SECTION 4. PREEMPTIVE RIGHTS

4A. Offering.

(i) If the Company issues or sells or authorizes the issuance or sale of any New Securities (as defined in Section 4C below) after the date hereof, the Company shall offer to each holder of Stockholder Shares by written notice (an “Offer Notice”) a percentage of such New Securities equal to the percentage result of the quotient determined by dividing (a) the number of shares of Common Stock held by such holder on a Fully Diluted Basis, by (b) the aggregate number of outstanding shares of Common Stock on a Fully Diluted Basis. Each such holder of Stockholder Shares shall be entitled to purchase such New Securities at the most favorable price and on the most favorable terms as such New Securities are to be sold or issued; provided that if a Person participating in such purchase of New Securities is required in connection therewith also to purchase other securities of the Company, the holders of Stockholder Shares exercising their rights pursuant to this Section 4A shall also be required to purchase such other securities on the same economic terms and conditions as those on which the offeree of the New Securities is required to purchase such other securities (e.g., such holder shall be required to purchase the same types and classes of other securities, in the same proportions relative to their purchases of New Securities and at the same unit prices). For example, if the Company offers to sell shares of Common Stock and requires that, in connection with purchasing specified amounts of shares of Common Stock, the offeree of such Common Stock must also purchase a specified number of shares of Preferred Stock, holders of Common Stock exercising rights to purchase shares of Common Stock pursuant to this Section 4A would be obligated also to purchase, at the same price per share of Preferred Stock, a proportionate number of shares of Preferred Stock. Each holder of Stockholder Shares participating in such purchase shall also be obligated to execute agreements in the form presented to such holder by the Company, so long as such agreements are substantially similar to those to be executed by other purchasers of New Securities (without taking into consideration any rights which do not entitle such a purchaser to a higher economic return on the New Securities than the economic return to which the other holders of Common Stock participating in such transaction will be entitled with respect to New Securities). The purchase price for all New Securities offered to each holder of Stockholder Shares shall be payable in cash by wire transfer of immediately available funds to an account designated by the Company. Notwithstanding anything to the contrary contained herein, the Company shall not have any obligation to issue equity securities or to offer to issue any equity securities under this Section 4 to any holder of Stockholder Shares who is not an “accredited investor” as such term is defined in Regulation D under the Securities Act.

(ii) Each Offer Notice delivered by the Company to a holder of Stockholder Shares in respect of any proposed issuance or sale of New Securities shall describe in reasonable detail the type, class and number of New Securities being offered, the purchase price thereof, the payment terms therefor and the percentage thereof offered to such holder pursuant to this Section 4. In order to exercise its purchase rights hereunder in respect of any issuance or sale of New Securities described in an Offer Notice, a holder of Stockholder Shares must deliver to the Company, during the 15-day period commencing upon such holder’s receipt of such Offer

Notice (the “Offering Period”), a written commitment describing its election hereunder (an “Election Notice”). If a holder of Stockholder Shares fails for any reason to deliver an Election Notice to the Company during the Offering Period with respect to a proposed issuance or sale of New Securities, such holder shall be deemed to have waived its rights pursuant to this Section 4 in respect of such issuance or sale of New Securities.

4B. Expiration of Offering Period. Within the 180-day period immediately following the Offering Period, the Company shall be entitled to sell any New Securities which any holder of Stockholder Shares has not elected to purchase, on terms and conditions no more favorable to the offeree of such New Securities than those offered to holders of Stockholder Shares pursuant to Section 4A. Any New Securities offered or sold by the Company after such 180-day period must be reoffered to each holder of Stockholder Shares pursuant to the terms of this Section 4.

4C. New Securities. For purposes hereof, “New Securities” means any shares of the Company’s capital stock, or any options, warrants, convertible or exchangeable securities or other rights to acquire shares of the Company’s capital stock of any type whatsoever (including, without limitation, (x) debt obligations which are convertible or exchangeable into capital stock of the Company and (y) contractual rights to receive payments, such as “phantom” stock or stock appreciation rights, where the amount thereof is determined by reference to fair market or equity value of the Company), other than any (i) securities issued in connection with the transactions contemplated by the Securities Purchase Agreement, (ii) Class B Common Stock (or options to acquire Class B Common Stock) issued to any employee of the Company or any of its Subsidiaries pursuant to any equity incentive plan or other arrangement approved by the Company’s board of directors, (iii) Common Stock or other securities issued directly or indirectly upon the conversion, exchange or exercise of any securities previously subject to this Section 4, (iv) Common Stock or other securities issued in connection with or in furtherance of the acquisition of or investment in another company or business (whether through a purchase of securities, a merger, consolidation, purchase of assets or otherwise), (v) Common Stock or other securities issued to entities that are not Affiliates of the Company in connection with or in furtherance of the incurrence of any indebtedness for borrowed money, leases or purchase money interests by the Company or any of its Subsidiaries, (vi) Common Stock or other securities issued in a Public Offering or a Public Sale, (vii) Common Stock or other securities issued in connection with any stock split, dividend, combination, recapitalization or similar transaction, (viii) Common Stock or other securities issued to entities that are not Affiliates of the Company in connection with or in furtherance of commercial credit arrangements, real estate transactions, equipment financings or similar transactions, or (ix) Common Stock or other securities issued directly or indirectly upon the conversion, exchange or exercise of any securities issued pursuant to any of the clauses of this Section 4C.

4D. Termination. The rights under this Section 4 shall terminate upon the first to occur of (i) the consummation of a Public Offering, and (ii) the consummation of an Approved Sale.

SECTION 5. PUBLIC OFFERING

In the event that the Board approves an initial Public Offering, each Investor shall use reasonable efforts to take all necessary or desirable actions in connection with the consummation of such Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the existing capital structure of the Company will adversely affect the marketability of the offering, each holder of Stockholder Shares will consent to and vote for a split, reverse split or other combination or reverse combination of Common Stock that the managing underwriters and the Board find acceptable and will take all other necessary or desirable actions in connection therewith; provided that the resulting securities reflect and are consistent with the rights and preferences among the outstanding classes of securities set forth in the Certificate of Incorporation as in effect immediately prior to such split, reverse split or other combination or reverse combination of Common Stock; provided, further, that all holders of Stockholder Shares are treated similarly in proportion to their stock holdings.

SECTION 6. LEGEND

Each certificate evidencing Subject Securities issued prior to, as of or following the date hereof and each securities certificate issued in exchange for or upon the transfer of any Subject Securities (if such shares remain Subject Securities as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED [BY THIS CERTIFICATE] [HEREBY] ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO A SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT DATED AS OF JULY 13, 2006, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SECURITY HOLDERS. A COPY OF SUCH SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY’S CHIEF FINANCIAL OFFICER.”

The legend set forth above shall be promptly removed from the securities certificates evidencing any Subject Securities for which the restrictions contained in Section 2 have terminated in accordance with Section 2E hereof.

SECTION 7. TRANSFER

Prior to consummating, or committing to consummate, any Transfer of any Subject Securities (in compliance with (i) in the case of the Indigo Investors and the Oaktree Investors, pursuant to and in accordance with the provisions of Section 2B(i) or Section 2C, (ii) in the case of the Co-Investors, pursuant to and in accordance with the provisions of Section 2B(ii) or Section 2C, or (iii) in the case of each Investor, pursuant to an Exempt Transfer

(as defined in Section 2D) and other than pursuant to a Public Sale or an Approved Sale) to any Person, the Transferring Holder shall cause each prospective transferee thereof to execute and deliver to the Company a Joinder Agreement, the form of which is attached to this Agreement as Exhibit A. Any Transfer or attempted Transfer of any Subject Securities in violation of the foregoing or any other provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Subject Securities as the owner of such securities for any purpose.

SECTION 8. BOARD OF DIRECTORS; VOTING

8A. Composition of the Board. From and after the effectiveness of this Agreement and until the provisions of this Section 8 cease to be effective, each holder of Stockholder Shares shall vote all of his, her or its Stockholder Shares and any other voting securities of the Company over which such holder of Stockholder Shares has voting control (whether at a stockholders’ meeting which has been duly called, or if so requested by the Company, by written consent) and shall take all other necessary or desirable actions within his, her or its control (whether in the capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

(i) the authorized number of directors on the Company’s Board shall be established at seven (7) directors;

(ii) the following persons shall be elected to the Board:

(a)	two (2) persons designated by Indigo Florida, who initially shall be Mr. Stephen L. Johnson and Mr. Horacio Scapparone;

(b)	two (2) persons designated by Indigo Miramar, each of whom shall be a COUS and who initially shall be Mr. William A. Franke and Mr. Barclay Jones III (collectively, with the designees set forth in subsection (a) above, the “Indigo Investor Directors” and each, individually, an “Indigo Investor Director”);

(c)	one (1) person designated by POF II and one (1) person designated by POF III (collectively, the “Existing Investor Directors” and each, individually, an “Existing Investor Director”), each of whom shall be a COUS and who shall initially be Mr. Jordon Kruse (designated by POF II) and Mr. Stuart Oran (designated by POF III); and

(d)	the then-current CEO of the Company, who shall be a COUS and shall initially be Mr. Benjamin Baldanza (the “CEO Director”).

(iii) the Indigo Miramar Directors shall be entitled to designate the Chairman of the Board;

(iv) except to the extent otherwise requested in writing by the Majority Existing Investor Holders(s), each committee of the Board shall contain at least one (1) Existing Investor Director;

(v) unless composed solely of employees of the Company, the composition of the board of directors of each of the Company’s Subsidiaries (a “Sub Board”) shall be the same as that of the Board;

(vi) an Indigo Investor Director shall be removed from the Board only upon the written request of the designating Indigo Investor;

(vii) an Existing Investor Director shall be removed from the Board only upon the written request of the designating Existing Investor;

(viii) in the event that any person designated as a director pursuant to any subparagraph of Section 8A(ii) for any reason ceases to serve as a member of the Board or a Sub Board during such person’s term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by the person originally entitled to designate such director pursuant to Section 8A(ii) above; and

(ix) the holders of Stockholder Shares who, at the time of the election of directors, hold shares of Class A Common Stock agree that if an individual serving as the Company’s CEO ceases to serve in such capacity (whether voluntarily or involuntarily), each holder of Stockholder Shares who, at the time of the election of directors, hold shares of Class A Common Stock will take such action as may be required so that all of the shares of Class A Common Stock held by the holders of Stockholder Shares who, at the time of the election of directors, hold shares of Class A Common Stock are voted for the removal of such individual from the Board (whether by written consent or at an annual or special meeting of stockholders) and to elect as the new CEO Director the person who replaces such individual as the CEO of the Company (whether by written consent or at an annual or special meeting of stockholders).

To secure the obligations to vote the Stockholder Shares in accordance with this Section 8A, each holder of Stockholder Shares hereby appoints the Chairman of the Board of Directors and the CEO of the Company, from time to time, or their designees, as such holder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such holder’s Stockholder Shares as set forth in this Section 8A and to execute all necessary actions by written consent of the holders of such Stockholder Shares consistent with this Section 8A on behalf of such holder of Stockholder Shares if, and only if, such holder fails to vote all of such holder’s Stockholder Shares or execute such other necessary actions by written consent of the holders of such Stockholder Shares in accordance with the provisions of Section 8A within five (5) days of the Company’s or any other party’s written request for such holder’s written consent or signature. The proxy and power granted by each holder of Stockholder Shares pursuant to this Section 8A are coupled with an interest and are given to secure the performance of such party’s duties under this Section 8A. Each such proxy and power will be irrevocable for the term of this Section 8. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Stockholder Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Stockholder Shares.

8B. Board Meeting Expenses. The Company shall pay all out-of-pocket expenses incurred by each non-employee director in connection with attending regular and special meetings of the Board, any Sub Board (unless composed solely of employees of the Company) and any committee thereof. In addition, the Company may pay each non-employee director an annual director fee and any other emoluments as compensation for service on the Board, such amount and other emoluments, if any, to be determined by the Board, but in all cases to be paid equally to all non-employee members of the Board.

8C. Scheduling Meetings of the Board and Stockholders. Subject to the next two sentences of this Section 8C, any director may call a meeting of the Board. A majority of the directors constituting the Board may call a meeting of the Board on three business days’ prior notice to the other directors. In the event that less than a majority of the directors constituting the Board elect to call a meeting of the Board, then the meeting of the Board may be called with ten (10) business days’ prior notice to the other directors. A majority of the directors constituting the Board or the holders of more than fifty percent of the outstanding principal amount of the Senior Secured Notes issued pursuant to the Note Purchase Agreement, dated May 11, 2005, and the Amended and Restated Securities Purchase Agreement, dated July 12, 2005, and the holders of more than fifty percent of the outstanding principal amount of the Senior Secured Notes issued to Indigo Miramar, Indigo Florida and OCM III pursuant to the Securities Purchase Agreement, may call a meeting of the Company’s stockholders on ten (10) days’ prior notice or the holders of at least 10% of the Company’s Common Stock on a Fully Diluted Basis may call a meeting of the Company’s stockholders with ten (10) business days’ prior notice.

8D. Other Voting Matters. Except as otherwise provided herein, the Certificate of Amendment or in the Certificate of Incorporation and as otherwise required by applicable law, the holders of Preferred Stock and Class B Common Stock shall have no voting rights. Holders of Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Company.

8E. Veto Rights.

(i) The parties agree that following the date hereof, neither the Company nor any of its Subsidiaries shall take, or be permitted to take, any of the following actions without the prior written consent of the Majority Oaktree Holder(s);

(a)	any amendment to the Certificate of Incorporation or bylaws of the Company that would adversely affect the rights of the holders of the Class A Preferred Stock in such capacity;

(b)	any change in the number of members of the Board or the rights of POF II and POF III to each designate one (1) member of the Board;

(c)	except for an Approved Sale, any (A) merger, consolidation, recapitalization or similar business combination involving the Company or any Subsidiaries of the Company constituting substantially all of the business of the Company and its Subsidiaries taken as a whole, (B) sale of substantially all of the assets of the Company or its Subsidiaries or (C) other Change in Control transaction;

(d)	except as contemplated by Section 5, any recapitalization, stock split or similar change in the capital stock of the Company;

(e)	any issuance of equity securities of the Company that are senior to or pari passu with the Class A Preferred Stock;

(f)	any redemption, repurchase or retirement of securities of the Company or any of its Subsidiaries (except pursuant to the Company’s employee equity incentive plan) or, prior to stated maturity, any indebtedness for borrowed money of the Company or any of its Subsidiaries other than pari passu, pro rata prepayments of debt securities held by the Indigo Investors and debt securities held by the Oaktree Investors or otherwise issued in the 2005 Recapitalization (the “2005 Notes”);

(g)	any divestiture, transfer, sale, assignment, lease by the Company or its Subsidiaries as lessor or disposal of any aircraft, aircraft engines, aircraft training devices or aircraft related parts and equipment assets (“Airline Assets”) having a value in excess of $40.0 million or any other assets having a value in excess of $10.0 million;

(h)	other than as contemplated by the Securities Purchase Agreement (as in effect on the date hereof without taking into account any future amendments thereto), the incurrence of indebtedness that is senior to or pari passu in right of payment to the 2005 Notes, the giving of any guarantee that is senior to or pari passu in right of payment to the 2005 Notes or the subjecting of any properties or assets of the Company to any lien, encumbrance or charge (but excluding any operating lease or capital lease or other financings in connection with the acquisition or financing or re-financing of any Airline Assets) in excess of $25.0 million in the aggregate, including issuance of debt securities and assumption of any obligation as part of a deferred purchase price;

(i)	the incurrence of indebtedness that is junior in right of payment to the 2005 Notes or the giving of any guarantee that is junior in right of payment to the 2005 Notes (but excluding any operating lease or capital lease or other financings in connection with the acquisition or financing or re-financing of Airline Assets) in excess of $25.0 million, including issuance of debt securities and assumption of any obligations as part of a deferred purchase price; or

(j)	the execution of any inter-company agreement or any agreement with the Company, or modification or amendment of any agreement, in which any stockholder, director or member of senior management or Affiliate of any of the foregoing has a direct or indirect interest or any other transaction between the Company and any of the foregoing (other than arrangements for compensation, expense reimbursement and related costs associated with any employee or independent director).

(ii) The parties agree that following the date hereof, so long as the Indigo Investors hold a majority of the issued and outstanding Common Stock of the Company (whether voting or non-voting), neither the Company nor any of its Subsidiaries shall take, or be permitted to take, any of the following actions without the prior written consent of the Majority Indigo Investors;

(a)	the reincorporation of the Company into any other jurisdiction;

(b)	any amendment to the Certificate of Incorporation or bylaws of the Company;

(c)	any change in the number of members of the Board or the rights of Indigo Florida and Indigo Miramar to each designate two (2) members of the Board;

(d)	any merger, consolidation, recapitalization or similar business combination involving the Company or any Subsidiaries of the Company constituting substantially all of the business of the Company and its Subsidiaries taken as a whole, sale of substantially all of the assets or stock of the Company or its Subsidiaries or any other change of control transaction;

(e)	any recapitalization, stock split or similar change in the capital stock of the Company;

(f)	any declaration or payment of any dividend or distribution by the Company;

(g)	any material modification or amendment of the terms of any of the Company’s securities,

(h)	any liquidation, bankruptcy, suspension of payments, assignment for the benefit of creditors of or by the Company or any similar matter;

(i)	any amendment to the Company’s Restricted Stock Plan or the adoption or modification of or amendment to any other equity based or other management incentive plan for the benefit of employees and any amendment to the Restricted Stock Plan or other management incentive plan;

(j)	any acquisition, divestiture, transfer, sale, assignment, lease, encumbrance or disposal of any material asset (including aircraft and aircraft engines);

(k)	the execution, amendment or termination of any material agreement regarding the maintenance of the Company’s aircraft or aircraft engines;

(l)	the incurrence of any material indebtedness, including issuance of debt securities, assumption of any obligation as part of a deferred purchase price or the execution of any operating or capital lease;

(m)	subjecting any material properties or assets of the Company to any lien, pledge mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction, or the giving of any material guarantee or indemnity by the Company;

(n)	the execution of any inter-company agreement or any agreement with the Company, or modification or amendment of any agreement, in which any stockholder, director or member of senior management or Affiliate of any of the foregoing has a direct or indirect interest or any other transaction between the Company and any of the foregoing (other than arrangements for compensation, expense reimbursement and related costs associated with any employee or independent director);

(o)	other than as contemplated by the Securities Purchase Agreement, the incurrence of indebtedness that is senior to or pari passu in right of payment to the 2005 Notes, or the giving of any guarantee that is senior to or pari passu in right of payment to the 2005 Notes;

(p)	the incurrence of indebtedness that is junior in right of payment to the 2005 Notes or the giving of any guarantee that is junior in right of payment to the 2005 Notes;

(q)	any public offering involving the Company or listing of its securities, including all matters related thereto;

(r)	the execution, amendment or termination of any labor agreement;

(s)	the appointment, removal and remuneration of Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Commercial Officer, if any, of the Company;

(t)	any material change in the nature of the business conducted by the Company and its Subsidiaries;

(u)	any major strategic decision including revenue, scheduling and marketing strategies, alliances and code share agreements;

(v)	the adoption of the Company’s annual business plan, including the annual operating and capital budget, or any material modification thereto or material deviation from those plans;

(w)	the prosecution, settlement or compromise of any lawsuit or administrative action involving material exposures;

(x)	the appointment or removal of the Company’s independent auditors or any material change in its accounting policies, practices or principles; or

(y)	enter into any joint venture or similar business alliance involving investment, contribution or disposition by the Company or any of its Subsidiaries’ of material assets.

(iii) The parties agree that following the date hereof, in the event that the Indigo Investors hold less than a majority of the issued and outstanding Common Stock of the Company (whether voting or non-voting) for any reason other than the issuance of shares of Common Stock to employees, consultants, directors or other service providers to the Company or any action required by the U.S. Department of Transportation to be taken with respect to ownership of the shares of Common Stock of the Company by the Indigo Purchasers, neither the Company nor any of its Subsidiaries shall take, or be permitted to take, any of the following actions without the prior written consent of the Majority Indigo Holder(s);

(a)	any amendment to the Certificate of Incorporation or bylaws of the Company that would adversely affect the rights of the holders of Common Stock in such capacity;

(b)	any change in the number of members of the Board or the rights of Indigo Florida and Indigo Miramar to each designate two (2) members of the Board;

(c)	except for an Approved Sale, any (A) merger, consolidation, recapitalization or similar business combination involving the Company or any Subsidiaries of the Company constituting substantially all of the business of the Company and its Subsidiaries taken as a whole, (B) sale of substantially all of the assets of the Company or its Subsidiaries or (C) other Change in Control transaction;

(d)	except as contemplated by Section 5, any recapitalization, stock split or similar change in the capital stock of the Company;

(e)	any issuance of equity securities of the Company that are senior to or pari passu with the Class A Preferred Stock;

(f)	any redemption, repurchase or retirement of securities of the Company (except pursuant to the Company’s employee equity incentive plan) or any of its Subsidiaries or, prior to stated maturity, any indebtedness for borrowed money of the Company or any of its Subsidiaries other than pari passu, pro rata prepayments of debt securities held by the Indigo Investors and the 2005 Notes;

(g)	any divestiture, transfer, sale, assignment, lease by the Company or its Subsidiaries as lessor or disposal of any Airline Assets having a value in excess of $40.0 million or any other assets having a value in excess of $10.0 million;

(h)	other than as contemplated by the Securities Purchase Agreement (as in effect on the date hereof without taking into account any future amendments thereto), the incurrence of indebtedness that is senior to or pari passu in right of payment to the 2005 Notes, the giving of any guarantee that is senior to or pari passu in right of payment to the 2005 Notes or the subjecting of any properties or assets of the Company to any lien, encumbrance or charge (but excluding any operating lease or capital lease or other financings in connection with the acquisition or financing or re-financing of any Airline Assets) in excess of $25.0 million in the aggregate, including issuance of debt securities and assumption of any obligation as part of a deferred purchase price;

(i)	the incurrence of indebtedness that is junior in right of payment to the 2005 Notes or the giving of any guarantee that is junior in right of payment to the 2005 Notes (but excluding any operating lease or capital lease or other financings in connection with the acquisition or financing or re-financing of Airline Assets) in excess of $25.0 million, including issuance of debt securities and assumption of any obligations as part of a deferred purchase price; or

(j)	the execution of any inter-company agreement or any agreement with the Company, or modification or amendment of any agreement, in which any stockholder, director or member of senior management or Affiliate of any of the foregoing has a direct or indirect interest or any other transaction between the Company and any of the foregoing (other than arrangements for compensation, expense reimbursement and related costs associated with any employee or independent director).

8F. Termination. The rights and obligations under this Section 8 shall terminate upon the first to occur of (i) a consummation of a Qualified Public Offering and (ii) an Approved Sale.

SECTION 9. DEMAND REGISTRATIONS

9A. Requests for Registration. At any time the holders of a majority of the Indigo Registrable Securities or the holders of a majority of the Oaktree Registrable Securities may request registration under the Securities Act (a “Demand Registration”) of all or any portion of such holders’ Registrable Securities on Form S-1 or any similar long-form registration (a “Long-Form Registration”) or, if available, on Form S-2 or S-3 or any similar short-form registration (a “Short-Form Registration”). Each request for a Demand Registration shall specify the approximate number of Indigo Registrable Securities and/or Oaktree Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Oaktree Registrable Securities or Indigo Registrable Securities and, subject to Section 9D below, will include in such registration all Oaktree Registrable Securities and/or Indigo Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

9B. Long-Form Registrations. The holders of a majority of the Indigo Registrable Securities and holders of a majority of the Oaktree Registrable Securities will each be entitled to request two (2) Long-Form Registrations in which the Company will pay all Registration Expenses.

9C. Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 9B, the holders of a majority of the Indigo Registrable Securities and holders of a majority of the Oaktree Registrable Securities will be entitled to request unlimited Short-Form Registrations in which the Company will pay all Registration Expenses Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Oaktree Registrable Securities and Indigo Registrable Securities.

9D. Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Oaktree Registrable Securities or Indigo

Registrable Securities without the prior written consent of the holders of a majority of the Indigo Registrable Securities if such holders initially requested such Demand Registration (in such capacity, the “Initiating Holder”) or holders of a majority of the Oaktree Registrable Securities if such holder initially requested such Demand Registration (in such capacity, also the “Initiating Holders”). If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Oaktree Registrable Securities and Indigo Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Oaktree Registrable Securities and Indigo Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the applicable Initiating Holder(s), the Company will include in such registration (i) first, the Oaktree Registrable Securities and Indigo Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (ii) second, any other securities requested to be included in such registration which securities, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering; provided that, in the event the holders of a majority of the Indigo Registrable Securities or a majority of the Oaktree Registrable Securities, as applicable, are not permitted as a result of such underwriter’s advice to include at least 80% of the Oaktree Registrable Securities and/or Indigo Registrable Securities initially requested to be included in such registration by such holders, then such request and related registration shall not constitute one of the two (2) Long-Form Registrations to which the holders of a majority of the Indigo Registrable Securities or a majority of the Oaktree Registrable Securities, as applicable, are entitled to request pursuant to this Section 9.

9E. Intentionally Omitted.

9F. Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within six (6) months after the effective date of a previous Demand Registration. The Company may postpone for up to 60 days the filing or the effectiveness of a registration statement for a Demand Registration if the Board determines in its good faith judgment that such Demand Registration would be seriously detrimental to the Company and its stockholders and would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that, in such event, the Initiating Holders will be entitled to withdraw such request, and such request shall not constitute one of the two (2) Long-Form Registrations to which the holders of the Indigo Registrable Securities or Oaktree Registrable Securities, as applicable, are entitled pursuant to this Section 9; and provided further that the Company may not utilize this right more than once in any 12-month period.

9G. Selection of Underwriters. If any Demand Registration is an underwritten offering, the applicable Initiating Holders will have the right to select the investment banker(s) and manager(s) for the offering.

9H. Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person the right to request the Company to register any equity securities of the Company (whether as a demand registration or a piggyback registration), or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Indigo Registrable Securities and holders of a majority of the Oaktree Registrable Securities; provided that the consent of the holders of a majority of the Oaktree Registrable Securities shall be not be required if the Company grants such Person registration rights that are no less favorable to the holders of the Oaktree Registrable Securities than the rights granted to such other Person.

9I. Demand Registration Expenses. The Registration Expenses in connection with any Demand Registration will be paid by the Company, including the reimbursement of the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the applicable Initiating Holder(s).

SECTION 10. PIGGYBACK REGISTRATIONS

10A. Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) in connection with the Company’s initial Public Offering, (ii) pursuant to a Demand Registration (but subject to the rights of holders of Registrable Securities to participate in Demand Registrations pursuant to Section 9) or (iii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt (but in any event at least fifteen (15) days prior to the filing of any registration statement) written notice to all holders of Registrable Securities of its intention to effect such a registration and will use its reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. Such written request may include all or a portion of the Registrable Securities held by a holder of Registrable Securities.

10B. Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

10C. Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

10D. Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 9 or pursuant to this Section 10, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least sixty (60) days has elapsed from the effective date of such previous registration.

10E. Postponement or Withdrawal. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 10A and prior to the effective date of such registration statement filed in connection with such registration, the Board shall determine in its good faith judgment for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred prior to such notice in connection therewith as provided herein).

SECTION 11. HOLDBACK AGREEMENTS

11A. Agreement of Holders of Subject Securities. To the extent not inconsistent with applicable law, each holder of Subject Securities shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any equity securities of the Company, or any options or warrants to purchase equity securities of the Company, or any securities convertible into, exchangeable for or that represent the right to receive equity securities of the Company, whether now owned or hereinafter acquired, owned directly by the holder (including holding as a custodian) or with respect to which the holder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, during (a) with respect to the initial Public Offering, the seven days prior to and the 180-day period beginning on the effective date of such Initial Public Offering, (b) with respect to any other underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, the seven days prior to and the 90-day period beginning on the effective date of such registration, and (c) upon notice from the Company of the commencement of an underwritten distribution in connection with any shelf registration, the seven days prior to and the 90-day period beginning on the date of commencement of such distribution, in each case except as part of such underwritten registration, and in each case unless the underwriters managing the registered public offering otherwise agree (in each case, such period, the “Lock-Up Period”); provided, however, if (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, the restrictions imposed shall continue to apply until the expiration of the date that is 15 calendar days plus three Business Days after the date on which the issuance of the earnings release or the material news or material event occurs. Any waiver by the underwriters of the foregoing restrictions on transfers by the holders shall be granted to all holders on equal terms.

11B. Agreement of the Company. The Company shall not offer, sell, contract to sell or otherwise dispose of any securities of the Company, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, equity securities or any such substantially similar securities, during (a) with respect to the initial Public Offering, the seven days prior to and the 180-day period beginning on the effective date of such Initial Public Offering, (b) with respect to any other underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, the seven days prior to and the 90-day period beginning on the effective date of such registration, and (c) upon notice from any holder(s) of Registrable Securities subject to a shelf registration that such holder(s) intend to effect an underwritten distribution of Registrable Securities pursuant to such shelf registration (upon receipt of which, the Company will promptly notify all other holders of Registrable Securities of the date of the commencement of such distribution), the seven days prior to and the 90-day period beginning on the date of the commencement of such distribution, in each case except as part of such underwritten registration or pursuant to registrations on Form F-4, Form S-4 or Form S-8, and in each case unless the underwriters managing the registered public offering otherwise agree.

SECTION 12. REGISTRATION PROCEDURES

Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:

(i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

(ii) notify each holder of Registrable Securities of the effectiveness of each Registration Statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six (6) months (subject to extension pursuant to Section 15) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) use its best efforts to register and qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to consent to general service of process in any such jurisdiction);

(v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and file with the Securities and Exchange Commission and furnish without charge to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi) cause all such Registrable Securities to be listed on each securities exchange or market on which similar securities issued by the Company are then listed and, if not so listed, to be listed on national securities exchange or trading system;

(vii) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

(viii) enter into an underwriting agreement in customary form as may be requested by the underwriters and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(ix) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(x) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

(xiii) obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

(xiv) as required by the Securities Act or by an underwriter, provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing as shall be required by the Securities and Exchange Commission to effect the registration of the Registrable Securities.

SECTION 13. REPORTS UNDER SECURITIES EXCHANGE ACT

With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Act (“Rule 144”) and any other rule or regulation of the Securities and Exchange Commission that may at any time permit such holders to sell securities of the Company to the public without registration or pursuant to a Short-Form Registration, the Company shall use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(ii) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act;

(iii) furnish to the holder of Registrable Securities, so long as the holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Short-Form Registration (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the holder of any rule or regulation of the Securities and Exchange Commission that permits the selling of any such securities without registration or pursuant to such form; and

(iv) promptly deregister, if requested by holders of Indigo Registrable Securities, any Registrable Securities that are not sold pursuant to a Demand Registration or Piggyback Registration after the Registration Statement relating thereto is no longer effective.

SECTION 14. REGISTRATION EXPENSES

14A. Company Expenses. Unless otherwise specifically provided in this Agreement, all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company.

14B. Reimbursement. In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration. In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering any legal opinion required by the Company or the managing underwriter(s) to be rendered on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

SECTION 15. INDEMNIFICATION

15A. Indemnification Obligation of the Company. The Company will indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person, if any, who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities (joint or several) and expenses that arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the Securities Exchange Act or any state securities law, except in so far as any such Violation is caused by or contained in any information furnished in writing to the Company by or on behalf of such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. The Company will pay to the holder of Registrable Securities or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 15A shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

15B. Indemnification of the Company. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities (joint or several) and expenses that arise out of or are based upon a Violation, but only to the extent that such Violation is caused by or contained in any information or affidavit so furnished in writing by or on behalf of such holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 15B shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder of Registrable Securities, which consent shall not be unreasonably withheld; provided further that the obligation to indemnify will be individual to each holder and shall not exceed the amount by which the total price at which the Registrable Securities of such holder of Registrable Securities were offered to the public (less underwriters’ discounts and commissions) exceeds the total amount of any damages which such holder of Registrable Securities has otherwise been required to pay by reason of a Violation by such Holder.

15C. Indemnification Procedures. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not adversely affected the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

15D. Contribution. If the indemnification provided for in this Section 15 is held by a court of competent jurisdiction to be unavailable (other than pursuant to its terms) to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the holder of Registrable Securities under this Section 15 exceed the amount by which the total price at which the Registrable Securities of such holder of Registrable Securities were offered to the public (less underwriters’ discounts and commissions) exceeds the total amount of any damages which such holder of Registrable Securities has otherwise been required to pay by reason of a Violation by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

15E. Other Indemnification Provisions. The obligations of the Company and the holders of Registrable Securities under this Section 15 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

SECTION 16. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 12(v) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 12(v). In the event the Company shall give any such notice, the applicable time period mentioned in Section 12(ii) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 16 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 12(v).

SECTION 17. LIQUIDATION VALUE ADJUSTMENT

Each Investor hereby agrees that in the event a Liquidation Value Adjustment (as defined in the Certificate of Amendment) is triggered, such Investor shall take any and all actions as may be required for the Company to effect the Liquidation Value Adjustment. Further, in the event Section 2.2(c) or Section 2.6 of the Securities Purchase Agreement is duly amended, in each case with the prior written consent of Holdings III and Holdings III-A, and such amendment affects the terms of the Liquidation Value Adjustment set forth in the Certificate of Amendment, each Investor hereby agrees to vote all of its Stockholder Shares in favor of an amendment to the Certificate of Amendment to effect any changes as shall be required by such amendment to the Securities Purchase Agreement. Unless the Securities Purchase Agreement is duly amended, each Investor hereby further agrees not to vote in favor of any amendment to the Certificate of Amendment or the Certificate of Incorporation that would have the effect of amending, diminishing or extinguishing the terms of the Liquidation Value Adjustment set forth in the Certificate of Amendment.

SECTION 18. DEFINITIONS

“2005 Notes” has the meaning set forth in Section 8E.

“2005 Recapitalization” has the meaning set forth in the Preamble.

“Affiliate” of a holder of Subject Securities means any other Person controlling, controlled by or under common control with such holder and, in the case of any such holder that is a partnership, limited liability company or corporation, any partner, member, or shareholder of such holder (provided that the Company and its Subsidiaries shall not be deemed to be an Affiliate of any holder of Subject Securities, nor shall any other Person be deemed to be an Affiliate of a holder of Subject Securities solely by reason of such holder’s control of the Company).

“Agreement” has the meaning set forth in the Preamble.

“Airline Assets” has the meaning set forth in Section 8E.

“Allocable Share” has the meaning set forth in Section 2C.

“Amended and Restated Investor Rights Agreement” has the meaning set forth in the Preamble.

“Approved Sale” has the meaning set forth in Section 3A.

“Board” has the meaning set forth in the Preamble.

“Capitalization Schedule” has the meaning set forth in Section 1.

“CEO Director” has the meaning set forth in Section 8A.

“Certificate of Amendment” has the meaning set forth in the Preamble.

“Certificate of Incorporation” means the Company’s certificate of incorporation (as may be amended from time, and including the Certificate of Amendment) in effect at the time as of which any determination is being made.

“Change in Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), other than Permitted Holders or Subsidiaries of the Issuer, (ii) the consummation of any transaction, or series of related transactions (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), other than Permitted Holders, becomes the “beneficial owner” (as such term is used in Section 13(d)(3) of the Exchange Act), directly or indirectly, of more than 50% of the Common Stock of the Issuer (calculated on an as-if-converted and fully diluted basis) or, as applicable, more than 50% of the equity of the entity surviving such transaction or (iii) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors. For avoidance of doubt, the implementation of the transactions contemplated by this Agreement shall not constitute a Change in Control.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Class A Preferred Stock” means the Class A Preferred Stock of the Company, par value $0.0001 per share.

“Class B Common Stock” means the Class B Common Stock of the Company, par value $0.0001 per share.

“Class B Preferred Stock” means the Class B Preferred Stock of the Company, par value $0.0001 per share.

“Co-Investor” or “Co-Investors” has the meaning set forth in the Preamble.

“Co-Investor Company Expression of Interest” has the meaning set forth in Section 2B(ii).

“Co-Investor Company Negotiation Period” has the meaning set forth in Section 2B(ii).

“Co-Investor Expression of Interest” has the meaning set forth in Section 2B(ii).

“Co-Investor Negotiation Period” has the meaning set forth in Section 2B(ii).

“Co-Investor ROFO Offeree” has the meaning set forth in Section 2B(ii).

“Co-Investor Securities” means (i) any Stockholder Shares held from time to time by the Co-Investors and (ii) any securities issued or issuable directly or indirectly with respect to the Stockholder Shares referred to in clause (i) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Co-Investor Transfer Notice” has the meaning set forth in Section 2B(ii).

“Co-Investor Transfer Securities” has the meaning set forth in Section 2B(ii).

“Co-Investor Transferring Holder” has the meaning set forth in Section 2B(ii).

“Common Stock” means the Class A Common Stock and Class B Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Expression of Interest” has the meaning set forth in Section 2B(i).

“Company Negotiation Period” has the meaning set forth in Section 2B(i).

“COUS” means a “United States citizen,” as defined in 49 U.S.C. Section 40102(a)(15), as in effect on the date in question, or any successor statute or regulation.

“Demand Registration” has the meaning set forth in Section 9A.

“Dragging Holder(s)” has the meaning set forth in Section 3A.

“Election Notice” has the meaning set forth in Section 4A.

“Exempt Transfer” has the meaning set forth in Section 2D.

“Existing Investors” has the meaning set forth in the Preamble.

“Existing Investor Director” has the meaning set forth in Section 8A.

“Existing Investor Securities” means collectively, the Oaktree Securities and the Co-Investor Securities.

“Expression of Interest” has the meaning set forth in Section 2B(i).

“Family Group” with respect to any Investor, means such Investor’s spouse, siblings and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Investor and/or such Investor’s spouse, siblings and/or descendants.

“Foreign Holdings” has the meaning set forth in the Preamble.

“Fully Diluted Basis” means, in respect of any class of Company capital stock at any time, (i) all shares of such class of stock outstanding at such time, plus (ii) all shares of such class of stock which are issuable directly or indirectly upon conversion of all then outstanding convertible securities or upon the exercise or exchange of all outstanding options, warrants or other rights which are convertible into or exchangeable for Company securities or other rights, whether or not such convertible securities, options, warrants or other rights are then convertible, exercisable or exchangeable.

“Holdings” has the meaning set forth in the Preamble.

“Holdings II” has the meaning set forth in the Preamble.

“Holdings III” has the meaning set forth in the Preamble.

“Holdings III-A” has the meaning set forth in the Preamble.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company’s Common Stock on a Fully Diluted Basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

“Indigo” has the meaning set forth in the Preamble.

“Indigo Florida” has the meaning set forth in the Preamble.

“Indigo Miramar” has the meaning set forth in the Preamble.

“Indigo Investor Director” has the meaning set forth in Section 8A.

“Indigo Investors” has the meaning set forth in the Preamble.

“Indigo Registrable Securities” means (i) any shares of Common Stock held by the Indigo Investors as of the date hereof, (ii) any shares of Common Stock otherwise acquired by the Indigo Investors, (iii) any shares of Common Stock issued or issuable upon conversion of other Stockholder Shares from time to time acquired by the Indigo Investors, and (iv) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Indigo Registrable Securities, such shares will cease to be Indigo Registrable Securities when they have been transferred pursuant to a Public Sale. For purposes of this Agreement, a Person will be deemed to be a holder of Indigo Registrable Securities whenever such Person has the right to acquire directly or indirectly such Indigo Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Indigo Securities” means (i) any Notes held or hereafter acquired by the Indigo Investors, (ii) any Stockholder Shares held by the Indigo Investors as of the date hereof, (iii) any Stockholder Shares otherwise held from time to time by the Indigo Investors and (iv) any securities issued or issuable directly or indirectly with respect to the Stockholder Shares referred to in clause (ii) or (iii) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided that Indigo Securities shall continue to be Indigo Securities only so long as such securities are owned by the Indigo Investors or any Affiliate of the Indigo Investors.

“Initial Investor Rights Agreement” has the meaning set forth in the Preamble.

“Initiating Holder” or “Initiating Holders” has the meaning set forth in Section 9D.

“Investor” or “Investors” has the meaning set forth in the Preamble.

“Joinder Agreement” has the meaning set forth in the Preamble.

“Lock-Up Period” has the meaning set forth in Section 11A.

“Long-Form Registration” has the meaning set forth in Section 9A.

“Majority Co-Investor Securityholder(s)” at any time means the holder(s) of a majority of the Co-Investor Securities at such time, determined on a Fully Diluted Basis.

“Majority Existing Investor Holders(s)” at any time means the holders of a majority of the Existing Investor Securities at such time, determined on a Fully Diluted Basis.

“Majority Indigo Holder(s)” at any time means the holders of a majority of the Indigo Securities at such time, determined on a Fully Diluted Basis.

“Majority Oaktree Holder(s)” at any time means the holders of a majority of the Oaktree Securities at such time, determined on a Fully Diluted Basis.

“Negotiation Period” has the meaning set forth in Section 2B(i).

“New Securities” has the meaning set forth in Section 4C.

“New Securityholder” or “New Securityholders” has the meaning set forth in the Preamble.

“Notes” has the meaning set forth in the Preamble.

“Oaktree” has the meaning set forth in the Preamble.

“Oaktree Investors” has the meaning set forth in the Preamble.

“Oaktree Registrable Securities” means (i) any shares of Common Stock held by the Oaktree Investors as of the date hereof, (ii) any shares of Common Stock otherwise acquired by the Oaktree Investors, (iii) any shares of Common Stock issued or issuable upon conversion of other Stockholder Shares from time to time acquired by the Oaktree Investors, and (iv) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Oaktree Registrable Securities, such shares will cease to be Oaktree Registrable Securities when they have been transferred pursuant to a Public Sale. For purposes of this Agreement, a Person will be deemed to be a holder of Oaktree Registrable Securities whenever such Person has the right to acquire directly or indirectly such Oaktree Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Oaktree Securities” means (i) any Notes held or hereafter acquired by the Oaktree Investors, (ii) any Stockholder Shares held by the Oaktree Investors as of the date hereof, (iii) any Stockholder Shares otherwise held from time to time by the Oaktree Investors and (iv) any securities issued or issuable directly or indirectly with respect to the Stockholder Shares referred to in clause (ii) or (iii) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided that Oaktree Securities shall continue to be Oaktree Securities only so long as such securities are owned by the Oaktree Investors or any Affiliate of the Oaktree Investors.

“Offer Notice” has the meaning set forth in Section 4A.

“Offering Period” has the meaning set forth in Section 4A.

“Other Registrable Securities” means (i) any shares of Common Stock issued to or otherwise acquired by any Investor (other than the Oaktree Investors or the Indigo Investors) and (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Other Registrable Securities, such shares will cease to be Other Registrable Securities when they have been Transferred pursuant to a Public Sale or may be transferred pursuant to Rule 144 promulgated under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Other Registrable Securities whenever such Person has the right to acquire directly or indirectly such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Participating Holders” has the meaning set forth in Section 2C.

“Participating Securities” has the meaning set forth in Section 2C.

“Permitted Holders” means the Indigo Investors, Holdings II, Holdings III, Holdings III-A and each of their respective Affiliates.

“Permitted Transferee” has the meaning set forth in Section 2D.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 10A.

“POF II” has the meaning set forth in the Preamble.

“POF III” has the meaning set forth in the Preamble.

“Preferred Stock” means each class of capital stock of the Company, whether in existence as of the date hereof or authorized following the date hereof, that is entitled to receive dividends or other distributions prior to the Common Stock of the Company or is otherwise characterized as preferred capital stock.

“Proposed Seller” has the meaning set forth in Section 2C.

“Public Offering” means a firmly underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

“Public Sale” means any sale of Stockholder Shares or other Company securities, as applicable, to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Qualified Public Offering” means a Public Offering that results in aggregate gross proceeds to the Company and any selling stockholders in such Public Offering of at least $200,000,000.

“Qualified Sale” has the meaning set forth in Section 3A.

“Recapitalization” has the meaning set forth in the Preamble.

“Recapitalization Agreement” has the meaning set forth in the Preamble.

“Registrable Securities” means, collectively, the Indigo Registrable Securities, the Oaktree Registrable Securities and the Other Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Registration Expenses” has the meaning set forth in Section 14A.

“ROFO Offeree” has the meaning set forth in Section 2B(i).

“Rule 144” has the meaning set forth in Section 13.

“Sale of the Company” means, at any time following the date of this Agreement, the occurrence of any of the following: (i) the consummation of any transaction or series of related transactions in which any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) other than the Indigo Investors and the Oaktree Investors, “beneficially owns” (as such term is defined in Section 13(d)(3) of the Exchange Act) more than 50% of the Common Stock of the Company (calculated on an as-if-converted and fully diluted basis), (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), other than the Indigo Investors, the Oaktree Investors or Subsidiaries of the Company, or (iii) the consummation of any transaction, or series of related transactions (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), other than the Indigo Investors and the Oaktree Investors, becomes the “beneficial owner” (as such term is used in Section 13(d)(3) of the Exchange Act), directly or indirectly, of more than 50% of the Common Stock of the Company or, as applicable, more than 50% of the equity of the entity surviving such transaction.

“Schedule of New Securityholders” has the meaning set forth in the Preamble.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“Securities Purchase Agreement” has the meaning set forth in the Preamble.

“Senior Secured Notes” means the Notes issued to Indigo, Oaktree and the Co-Investors pursuant to the Securities Purchase Agreement.

“Short-Form Registration” has the meaning set forth in Section 9A.

“Stock Powers” has the meaning set forth in Section 3F.

“Stockholder Shares” means (i) any Common Stock or Preferred Stock held by any Investor as of the date hereof or at any time thereafter, and (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been transferred pursuant to a Public Sale.

“Sub Board” has the meaning set forth in Section 8A.

“Subject Securities” has the meaning set forth in the Section 2A.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

“Tag-Along Sale Notice” has the meaning set forth in Section 2C.

“Tag-Along Securities” has the meaning set forth in Section 2C.

“Transfer” has the meaning set forth in Section 2A.

“Transfer Notice” has the meaning set forth in Section 2B(i).

“Transfer Securities” has the meaning set forth in Section 2B(i).

“Transferring Holder” has the meaning set forth in Section 2B(i).

“Violation” has the meaning set forth in Section 15A.

Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Securities Purchase Agreement.

SECTION 19. MISCELLANEOUS

19A. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Investors unless such modification, amendment or waiver is approved in writing by the Company, the Majority Indigo Holders and the Majority Oaktree Holders; provided that in the event that such modification, amendment or waiver by its terms treats the holders of Co-Investor Securities adversely relative to the holders of Indigo Securities or Oaktree Securities, including, but not limited to, any modification to Section 2D(iv) that is adverse to the holders of Co-Investor Securities, then such modification, amendment or waiver will also require the written consent of the Majority Co-Investor Securityholder(s). Notwithstanding the foregoing, in no event shall the addition of a New Securityholder in accordance with the terms of this Agreement constitute an amendment to this Agreement.

19B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

19C. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, but not limited to, the Initial Investor Rights Agreement and the Amended and Restated Investor Rights Agreement). Any other written or oral agreement, including but without limitation the Initial Investor Rights Agreement and the Amended and Restated Investor Rights Agreement, relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Initial Investor Rights Agreement and the Amended and Restated Investor Rights Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

19D. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

19E. Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

19F. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Investors and any subsequent holders of Subject Securities and the respective successors and assigns of each of them, so long as they hold Subject Securities which have been Transferred, (i) in the case of the Indigo Investors and the Oaktree Investors, pursuant to and in accordance with the provisions of Section 2B(i) or Section 2C, (ii) in the case of the Co-Investors, pursuant to and in accordance with the provisions of Section 2B(ii) or Section 2C, or (iii) in the case of each Investor, pursuant to an Exempt Transfer (as defined in Section 2D).

19G. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

19H. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Investor shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

19I. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated in the Recapitalization Agreement and to any subsequent holder of Subject Securities at such address as indicated by the Company’s records or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a business day at the location of receipt and otherwise on the next following business day, provided that such notice, demand or other communication is also deposited within 24 hours thereafter with a reputable overnight courier service (charges prepaid) for delivery to the same Person, or (iv) five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. The Company’s address is:

Spirit Airlines, Inc.

2800 Executive Way

Miramar, FL 33025

Facsimile: (954) 447-7979

Attn:    Chief Executive Officer

            General Counsel

with copies to

(which shall not constitute notice to the Company)

OCM Spirit Holdings, LLC

c/o Oaktree Capital Management, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90401

Facsimile: (213) 830-6394

Attn:    Jordon L. Kruse

Milbank Tweed Hadley & McCloy LLP

601 South Figueroa Street, 30th Floor

Los Angeles, CA 90017

Telephone: (213) 892-4671

Facsimile: (213) 629-5063

Attn:  Deborah J. Ruosch

and

Indigo Florida L.P.

Indigo Partners LLC

2525 E. Camelback Road

Suite 800

Phoenix, AZ 85016

Facsimile: (602) 224-1555

Attn:  Managing Member

Indigo Miramar LLC

Indigo Partners LLC

2525 E. Camelback Road

Suite 800

Phoenix, AZ 85016

Facsimile: (602) 224-1555

Attn:  Managing Member

with a copy to

(which shall not constitute notice to the Company)

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, CA 94025

Facsimile: (650) 463-2600

Attn:    Peter F. Kerman

19J. Governing Law. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

19K. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investor Rights Agreement on the day and year first above written.

THE COMPANY:

SPIRIT AIRLINES, INC.,
a Delaware corporation

By:	/s/ Ben Baldanaza
Name:	Ben Baldanza
Title:	Chief Executive Officer

OAKTREE:

OCM SPIRIT HOLDINGS, LLC

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Richard J. Goldstein
	Name:	Richard J. Goldstein
	Title:	Managing Director

	By:	/s/ Jimmy L. Price, III
	Name:	Jimmy L. Price, III
	Title:	Vice President

OCM SPIRIT HOLDINGS II, LLC

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Richard J. Goldstein
	Name:	Richard J. Goldstein
	Title:	Managing Director

	By:	/s/ Jimmy L. Price, III
	Name:	Jimmy L. Price, III
	Title:	Vice President

OCM SPIRIT HOLDINGS III, LLC

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Richard J. Goldstein
	Name:	Richard J. Goldstein
	Title:	Managing Director

	By:	/s/ Jimmy L. Price, III
	Name:	Jimmy L. Price, III
	Title:	Vice President

OCM SPIRIT HOLDINGS III-A, LLC

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Richard J. Goldstein
	Name:	Richard J. Goldstein
	Title:	Managing Director

	By:	/s/ Jimmy L. Price, III
	Name:	Jimmy L. Price, III
	Title:	Vice President

OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Richard J. Goldstein
	Name:	Richard J. Goldstein
	Title:	Managing Director

	By:	/s/ Jimmy L. Price, III
	Name:	Jimmy L. Price, III
	Title:	Vice President

OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Richard J. Goldstein
	Name:	Richard J. Goldstein
	Title:	Managing Director

	By:	/s/ Jimmy L. Price, III
	Name:	Jimmy L. Price, III
	Title:	Vice President

POF SPIRIT FOREIGN HOLDINGS, LLC

By:	Oaktree Capital Management, LLC,
its managing member

	By:	/s/ Richard J. Goldstein
	Name:	Richard J. Goldstein
	Title:	Managing Director

	By:	/s/ Jimmy L. Price, III
	Name:	Jimmy L. Price, III
	Title:	Vice President

INDIGO:

INDIGO MIRAMAR LLC, a Delaware limited liability company

By:	INDIGO MANAGEMENT LLC, a Delaware limited liability company, its manager

By:	/s/ William A. Franke
Name: William A. Franke
Its: Manager

INDIGO FLORIDA, L.P., a Cayman Islands exempted limited partnership

By:	INDIGO PACIFIC PARTNERS L.P., a Cayman Islands exempted limited partnership, its general partner

By:	INDIGO PACIFIC MANAGEMENT LP,
A Cayman Islands exempted limited partnership, its general partner

By:	INDIGO PACIFIC CAPITAL LLC,
a Delaware limited liability company, its general partner

By:	INDIGO PACIFIC PARTNERS LLC,
a Delaware limited liability company, its sole member

By:	/s/ William A. Franke
	Name:	William A. Franke
	Its:	Managing Member

CO-INVESTOR:

TAURUS INVESTMENT PARTNERS LLC

By:	/s/ Jacob M. Schorr
Name:	Jacob M. Schorr, Ph.D.
Title:	Managing Member

CO-INVESTOR:

NEVADA SPIRIT, LLC

By:	Passen Enterprises, LLC, Sole Member

By:	/s/ Selvin Passen
Selvin Passen, M.D., Manager

CO-INVESTOR:

MARK KAHAN

/s/ Mark Kahan

CO-INVESTOR:

EDWARD HOMFELD

/s/ Edward Homfeld

EXHIBIT A

FORM OF TRANSFER NOTICE AND JOINDER AGREEMENT

This notice is being delivered to Spirit Airlines, Inc., a Delaware corporation (the “Company”), pursuant to Section 7 of that certain Second Amended and Restated Investors Rights Agreement, dated as of July 13, 2006 (as amended from time to time, the “Investor Rights Agreement”), among the Company and certain stockholders of the Company who are from time to time party thereto. Capitalized terms used herein shall have the meanings assigned to such terms in the Investor Rights Agreement.

The undersigned hereby notifies the Company that [name of Investor] has transferred to the undersigned              Subject Securities. In connection with such transfer, the undersigned hereby becomes a party to the Investor Rights Agreement and agrees to be bound by the provisions of the Investor Rights Agreement affecting such Subject Securities.

Any notice provided for in the Investor Rights Agreement should be delivered to the undersigned at the address set forth below:

Telephone:
Facsimile:

Dated:

[Transferee]

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                      does hereby sell, assign and transfer unto                                         , a                                         ,                      shares of [Class A/Class B Common Stock] [Preferred Stock] of Spirit Airlines, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate Nos.                                          herewith and does hereby irrevocably constitute and appoint [Dragging Holder(s)] as attorney to transfer the said securities on the books of the Company with full power of substitution in the premises.

Dated:
[name]

SCHEDULE OF CO-INVESTORS

Taurus Investment Partners LLC

Nevada Spirit, LLC

Mark Kahan

Edward Homfeld

SCHEDULE OF NEW SECURITYHOLDERS

CAPITALIZATION SCHEDULE